    As filed with the Securities and Exchange Commission on January 2, 2001
                                                      Registration No. 333-41157
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                              PUGET ENERGY, INC.
            (Exact name of registrant as specified in its charter)

                           Washington                                              91-1969407
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                            411 - 108th Avenue N.E.
                        Bellevue, Washington 98004-5515
                                (425) 454-6363
  (Address, including zip code, and telephone number, including area code of principal executive offices)

              PUGET ENERGY, INC. NONEMPLOYEE DIRECTOR STOCK PLAN
       (f/k/a PUGET SOUND ENERGY, INC. NONEMPLOYEE DIRECTOR STOCK PLAN)
                           (Full title of the plan)

                               STEPHEN A. MCKEON
                      Vice President and General Counsel
                              Puget Energy, Inc.
                            411 - 108th Avenue N.E.
                        Bellevue, Washington 98004-5515
                                (425) 454-6363
(Name, address and telephone number, including area code, of agent for service)
                            ______________________

                                  Copies to:

                                  ANDREW BOR
                               Perkins Coie LLP
                         1201 Third Avenue, Suite 4800
                        Seattle, Washington 98101-3099
                                (206) 583-8888
                            ______________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
            Title of Securities               Amount to Be        Proposed Maximum           Proposed Maximum           Amount of
             To Be Registered                 Registered(1)   Offering Price Per Share   Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share,
 under the Puget Energy, Inc. Nonemployee
 Director Stock Plan                               (1)                   (1)                        (1)                    (1)
====================================================================================================================================

(1) Puget Energy, Inc. as the successor issuer to Puget Sound Energy, Inc. adopts this Registration Statement on Form S-8 as described in "Adoption of Predecessor Issuer's Registration Statement on Form S-8." The applicable registration fees were paid at the time of the original filing of this registration statement, and, therefore, no further fee is required.

      ADOPTION OF PREDECESSOR ISSUER'S REGISTRATION STATEMENT ON FORM S-8

     This Post-Effective Amendment No. 1 to Form S-8 is filed by Puget Energy, Inc., a Washington corporation (the "Registrant"), in order to expressly adopt the Registration Statement on Form S-8 (No. 333-41157) (the "Registration Statement") filed by Puget Sound Energy, Inc., a Washington corporation ("PSE") in accordance with Rule 414(d) of the Securities Act of 1933, as amended (the "1933 Act"), for all purposes of the 1933 Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registration Statement relates to shares of Common Stock issuable upon the exercise of stock options granted under the Puget Energy, Inc. Nonemployee Director Stock Plan (formerly known as the Puget Sound Energy, Inc. Nonemployee Director Stock Plan) (the "Plan").

     The Registrant is adopting the Registration Statement pursuant to a Plan of Exchange, dated as of April 28, 1999, between PSE and the Registrant (the "Plan of Exchange") and filed as Appendix A to the Registrant's Registration Statement on Form S-4 (No. 333-77491). The Plan of Exchange was approved by the shareholders at the annual meeting of the shareholders held on June 23, 1999. Pursuant to the Plan of Exchange, each outstanding share of PSE common stock, no par value, was exchanged for one (1) share of the Registrant's common stock, par value $.01 per share, and PSE became a wholly-owned subsidiary of the Registrant. Pursuant to the Plan of Exchange, the shares of PSE common stock previously issued and outstanding under the Plan were converted into an equivalent number of shares of common stock of the Registrant. In addition, investments or contributions in PSE common stock were converted into a right or option to receive an equivalent number of shares of common stock of the Registrant upon the same terms and conditions. From and after the effective time of the Plan of Exchange, common stock of the Registrant will be used in lieu of PSE common stock whenever stock is required to be issued in connection with the Plan.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     There is hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Securities and Exchange
Commission:

          (a) PSE's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 14, 2000, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

          (b) PSE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

          (c) PSE's Current Reports on Form 8-K filed on February 11, 2000, May 25, 2000, July 3, 2000 and July 21, 2000.

          (d) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-4 (No. 333-77491) filed on April 30, 1999, including any amendments or reports filed for the purpose of updating such description.

          (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF COMMON STOCK.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the 1933 Act. Section 6 of the Registrant's bylaws provides for indemnification of the Registrant's directors and officers to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions, intentional misconduct by a director or knowing violations of law by a director or distributions illegal under Washington law, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
Article X of the Registrant's articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

     The above discussion of the WBCA and the bylaws and articles of incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the bylaws and the articles of incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
  NO.                                      DESCRIPTION
-------          ---------------------------------------------------------------
  5.1            Opinion of Perkins Coie LLP regarding legality of the Common
                 Stock being registered

 23.1            Consent of PricewaterhouseCoopers LLP

 23.2            Consent of Perkins Coie LLP (included in opinion filed as
                 Exhibit 5.1)

 24.1            Power of Attorney

 99.1            Puget Energy, Inc. Nonemployee Director Stock Plan

ITEM 9. UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 2nd day of January, 2001.

                                PUGET ENERGY, INC.


                                By:   /s/ RICHARD L. HAWLEY
                                      ---------------------
                                      Richard L. Hawley
                                      Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 2nd day of January, 2001.


               SIGNATURE                                         TITLE
*WILLIAM S. WEAVER                                President, Chief Executive Officer, and
---------------------------------------           Director (Principal Executive Officer)
William S. Weaver

/s/ RICHARD L. HAWLEY                             Vice President and Chief Financial Officer
---------------------------------------           (Principal Accounting and Financial Officer)
Richard L. Hawley

*DOUGLAS P. BEIGHLE                               Director
---------------------------------------
Douglas P. Beighle

*CHARLES W. BINGHAM                               Director
---------------------------------------
Charles W. Bingham

*PHILLIS J. CAMPBELL                              Director
---------------------------------------
Phillis J. Campbell

*CRAIG W. COLE                                    Director
---------------------------------------
Craig W. Cole

*DONALD J. COVEY                                  Director
---------------------------------------
Donald J. Covey

*ROBERT L. DRYDEN                                 Director
---------------------------------------
Robert L. Dryden

*JOHN D. DURBIN                                   Director
---------------------------------------
John D. Durbin

*JOHN W. ELLIS                                    Director
---------------------------------------
John W. Ellis

*TOMIO MORIGUCHI                                  Director
---------------------------------------
Tomio Moriguchi

*SALLY G. NARODICK                                Director
---------------------------------------
Sally G. Narodick

*By /s/ RICHARD L. HAWLEY
    -----------------------------------
    Richard L. Hawley
    Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT
  NO.                                        DESCRIPTION
-------          ---------------------------------------------------------------
  5.1            Opinion of Perkins Coie LLP regarding legality of the Common
                 Stock being registered

 23.1            Consent of PricewaterhouseCoopers LLP

 23.2            Consent of Perkins Coie LLP (included in opinion filed as
                 Exhibit 5.1)

 24.1            Power of Attorney

 99.1            Puget Energy, Inc. Nonemployee Director Stock Plan